Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

PLBY Group, Inc. 10960 Wilshire Blvd, Suite 2200 Los Angeles, California, 90024	300 S GRAND AVENUE #3400 Los angeles, CA 90071 ________ TEL: (213) 687-5000 FAX: (213) 687-5600 www.skadden.com December 19, 2022

FIRM/AFFILIATE OFFICES

_______

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

_______

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

Re:	PLBY Group, Inc. Common Stock

Ladies and Gentlemen:

We have acted as special counsel to PLBY Group, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to 14,285,714 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, pursuant to the exercise of non-transferable subscription rights (the “Rights”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)           the registration statement on Form S-3 (File No. 333-267273) of the Company relating to the Common Stock and other securities of the Company filed on September 2, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on September 13, 2022 (such registration statement being hereinafter referred to as the “Registration Statement”);

PLBY Group, Inc.

December 19, 2022

(b)           the prospectus, dated September 2, 2022 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)           the prospectus supplement, dated December 19, 2022 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)           an executed copy of a certificate of Chris Riley, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e)           a copy of the Company’s Second Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of December 16, 2022 and certified pursuant to the Secretary’s Certificate;

(f)            a copy of the Company’s Amended and Restated Bylaws in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(g)           a copy of certain resolutions of the Board of Directors of the Company, adopted on August 30, 2022, December 7, 2022 and December 16, 2022, certified pursuant to the Secretary’s Certificate; and

(h)           a form of subscription certificate evidencing the Rights (the “Subscription Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In addition, we have assumed that the issuance of the Shares will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2021).

PLBY Group, Inc.

December 19, 2022

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon exercise of the Rights in accordance with the terms of the Prospectus and Subscription Certificate and receipt by the Company of the subscription price therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate Meagher & Flom LLP